UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2006

Radian Group Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(215) 231-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Background

Our financial services segment includes the credit-based businesses conducted through our affiliate, Sherman Financial Services Group LLC (“Sherman”). As previously disclosed, on June 24, 2005, we entered into agreements to restructure our ownership interest in Sherman. As part of the restructuring, we and Mortgage Guaranty Insurance Corporation (“MGIC”) each agreed to sell a 6.92% interest in Sherman to a new entity controlled by Sherman’s management team, thereby reducing our ownership interest and MGIC’s ownership interest to 34.58% for each of us. In return, the new entity controlled by Sherman’s management team paid approximately $15.65 million to us and the same amount to MGIC and agreed to reduce significantly its maximum incentive payout under its annual incentive plan for periods beginning on or after May 1, 2005.

In connection with the restructuring, we and MGIC each also paid $1 million for each of us to have the right to purchase an additional 6.92% interest in Sherman (13.84% in total for both options) from another entity controlled by Sherman’s management team for a price intended to approximate current fair market value. The purchase date, originally July 7, 2006, was extended to September 22, 2006.

Reclassification of Sherman

On September 14, 2006, we and MGIC each agreed to restructure our respective options as discussed below under Exercise of Restructured Option. In order to accommodate this restructuring, the equity interests of Sherman were reclassified, effective July 1, 2006, from a single class of equity interests into Class A Common Units (representing 94% of total equity) and a combination of Preferred Units and Class B Common Units (together representing 6% of total equity). As part of the reclassification, all of the authorized Class B Common Units were granted to an entity controlled by Sherman’s management.

The Class B Common Units entitle Sherman’s management to 3% of Sherman’s pre-tax earnings above $200 million (on an annual basis) and a right in liquidation of up to 6% of any amounts remaining after satisfaction of a liquidation preference on the Preferred Units. The actual percentage received by the holders of Class B Common Units upon a liquidation or sale of Sherman will depend on when the sale or liquidation occurs and the value of Sherman at that time.

Exercise of Restructured Option

On September 15, 2006, we and MGIC each agreed to fully exercise a restructured form of our respective options to purchase additional equity interests in Sherman. As restructured, we and MGIC each were granted an identical option to purchase:

(1)	4.17% (8.34% for both of us) of the Class A Common equity interests outstanding after the reclassification, which represents 3.92% (7.84% for both of us) of the common equity interests in Sherman prior to the reclassification; and

(2)	A preferred equity interest that entitles both us and MGIC to:

•	Three percent (6% in total for both of us) of the first $200 million of Sherman’s annual pre-tax earnings, which amount shall be allocated to the Preferred Units on a cumulative basis before any amounts are allocated to the Class B Common Units, and 1.5% (3% in total for both of us) of Sherman’s annual pre-tax earnings above $200 million; and

•	A preference in the proceeds received upon a liquidation or sale of Sherman equal to the tax basis in the preferred equity.

The purchase price under the restructured option is approximately $65.3 million for us and the same amount for MGIC. This consists of approximately $44.8 million for the Class A Common Units and approximately $20.5 million for the Preferred Units.

Following the closing of the purchase on September 22, 2006, both we and MGIC each will own 40.96% of the Class A Common equity interests in Sherman and 50% of the preferred equity interests. Members of Sherman’s management, through entities they control, will continue to own the remaining Class A Common Units and all of the Class B Common Units. The following table reconciles our and MGIC’s ownership interests in Sherman before its reclassification and the restructuring of the options to our and MGIC’s ownership interests after exercise of the restructured options.

Ownership Interests	Before Reclassification/Restructuring	After Reclassification/Restructuring (Before Exercise of Options)	After Reclassification/Restructuring (After Exercise of Options)
Common Equity	34.58% total equity interest (69.16% for both of us)	36.79% of Class A Common Units (73.58% for both of us) 0% of Class B Common Units *	40.96% of Class A Common Units (81.92% for both of us) 0% of Class B Common Units *

Preferred Equity	None Existed	0% of Preferred Units	50% of the Preferred Units (100% for both of us)

Right to Purchase	6.92% total equity interest (13.84% for both of us)	4.17% of Class A Common Units (8.34% for both of us) and 50% of the Preferred Units (100% for both of us)	No Further Purchase Rights

*	Owned entirely by entities controlled by Sherman’s management.

Radian’s investment will be conducted through Radian Guaranty Inc., Radian’s principal mortgage insurance subsidiary. The purchase price will be funded through a liquidation of short term investments held by Radian Guaranty, which received a $43.2 million dividend from Sherman in July 2006.

*    *    *

Statements made in this Current Report on Form 8-K that address events or developments that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s current views and assumptions with respect to future events. The forward-looking statements, as well as Radian’s prospects as a whole, are subject to risks and uncertainties, including the following: changes in general financial and political conditions such as extended national or regional economic recessions (or expansions), changes in housing values, population trends and changes in household formation patterns, changes in unemployment rates, or changes or volatility in interest rates; changes in investor perception of the strength of private mortgage insurers or financial guaranty providers; risks faced by the businesses, municipalities or pools of assets covered by Radian’s insurance; the loss of a customer with whom Radian has a concentration of its insurance in force; increased severity or frequency of losses associated with certain Radian products that are riskier than traditional mortgage insurance and financial guaranty insurance policies; material changes in persistency rates of Radian’s mortgage insurance policies; changes in Radian’s credit ratings or the insurance financial-strength ratings assigned by the major ratings agencies to Radian’s operating subsidiaries; heightened competition from other insurance providers and from alternative products to private mortgage insurance and financial guaranty insurance; changes in the charters or business practices of Fannie Mae and Freddie Mac; the application of federal or state consumer, lending, insurance and other applicable laws and regulations, or unfavorable changes in these laws and regulations or the way they are interpreted, including: (i) the possibility of private lawsuits or investigations by state insurance departments and state attorneys general alleging that services offered by the mortgage insurance industry, such as captive reinsurance, pool insurance and contract underwriting, are violative of the Real Estate Settlement Procedures Act and/or similar state regulations (particularly in light of inquiries that we and other mortgage insurers have received from the New York Insurance Department and public reports that other state insurance departments are investigating or planning to investigate captive reinsurance arrangements used in the mortgage insurance industry) or (ii) legislative and regulatory changes affecting demand for private mortgage insurance or financial guaranty insurance; the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or to estimate accurately the fair value amounts of derivative financial guaranty contracts in determining gains and losses on these contracts; changes in accounting guidance from the SEC or the Financial Accounting Standards Board regarding income recognition and the treatment of loss reserves in the mortgage insurance or financial guaranty industries; changes in claims against mortgage insurance products resulting from the aging of Radian’s mortgage insurance policies; vulnerability to the performance of Radian’s strategic investments; changes in the availability of affordable or adequate reinsurance for our non-prime risk; and international expansion of our mortgage insurance and financial guaranty businesses into new markets and risks associated with our international business activities. Radian does not intend to, and disclaims any duty or obligation to, update or revise any forward-looking statements made in this Current Report on Form 8-K to reflect new information, future events or for any other reason. For more information regarding these risks and uncertainties, as well as certain additional risks that we face, investors should refer to the risk factors detailed in Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2005 and the material changes to these risk factors detailed in Part II, Item 1A of our quarterly report on Form 10-Q for the quarter ended June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: September 19, 2006	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
Vice President, Securities Counsel